                 Temporary Certificate-Exchangeable for Definitive Engraved Certificate When Ready for Delivery




  NUMBER                                                     MONTEREY HOMES                                                SHARES
  MH                                                          CORPORATION

                                          INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES                                               SEE REVERSE FOR IMPORTANT NOTICE ON
OF SAN FRANCISCO, CA RIDGEFIELD PARK, NJ                                                 TRANSFER RESTRICTIONS AND OTHER INFORMATION
            OR NEW YORK, NY                                                                            CUSIP 612502 10 4


This Certifies that



is the record holder of

                              FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

---------------------------------------------------  MONTEREY HOMES CORPORATION  --------------------------------------------------

(The "Corporation")  transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate  properly  endorsed.  This Certificate and the shares  represented hereby are issued and shall be held subject to all of the provisions of the charter of the  Corporation  (the  "Charter") and the Bylaws of the Corporation and any
amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS  WHEREOF,  the  Corporation  has caused this  Certificate  to be  executed on its behalf by its duly  authorized officers.

Dated:

      SECRETARY                                      MONTEREY HOMES CORPORATION                                      CHAIRMAN
                                                    CORPORATE SEAL 1988 MARYLAND





                                                                                  COUNTERSIGNED AND REGISTERED:
                                                                                          CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                                                                        TRANSFER AGENT AND REGISTRAR


                                                                                  BY
                                                                                                              AUTHORIZED SIGNATURE
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
         The shares  represented by this certificate are subject to restrictions on  Transfer  for  the  purpose  of the  Corporation's  maintenance  of the  net operating loss  carry-overs,  capital loss  carry-overs  and built-in  losses to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended.  Subject to certain  further  restrictions  and except as  expressly provided in the Corporation's Charter, no person may engage in any Transfer that is with any other person if such  Transfer  would cause the  Ownership  Interest
Percentage of any person or Public Group to increase to 4.9 percent or above, or from 4.9 percent or above to a greater Ownership Interest  Percentage,  or would create a new Public  Group.  Any  attempted  Transfer  that is prohibited by the
Corporation's  Charter  shall be void ab initio,  and all right with  respect to
Prohibited  Interest  shall  remain the  property  of the  person who  initially purported to Transfer the Prohibited Interests until such time as the Prohibited
Interests are resold as provided in the Corporation's  Charter.  All capitalized terms  in  this  legend  have  the  meanings  defined  in  the  Charter  of  the
Corporation,  as the same may be  amended  from  time to time,  a copy of which, including the restrictions on transfer and ownership,  will be furnished to each holder of Common Stock on request and without  charge.  Requests for such a copy may  be  directed  to the  Secretary  of the  Corporation  at the  Corporation's
principal executive office.

         The  Corporation  is  authorized  to issue two classes of capital stock which are designed as Common Stock and Preferred Shares.  The Board of Directors
is authorized to determine the preferences,  limitations, and relative rights of
the  Preferred  Shares  before  the  issuance  of  any  Preferred  Shares.   The
Corporation will furnish,  without charge,  to any shareholder  making a written request therefor, a copy of the Corporation's Charter and a written statement of the  designations,  relative rights,  preferences and limitations  applicable to each such class of stock. Requests for such written statement may be directed to the  Secretary of the  Corporation,  at the  Corporation's  principal  executive office.

         The following  abbreviations,  when used in the Inscription on the face of the  certificate,  shall be construed as though they were written out in full according to applicable laws or regulations:
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
TEN COM - as tenants in common                       UNIF GIFT MIN ACT - _______Custodian_______
TEN ANT - as tenants by the entitles                                     (Cust)           (Miner)
JT TEN  - as joint tenants with right of                                 Under Uniform Gifts to Minors
          survivorship and not as tenants                                Act__________________________
                                                                                                 (State)
                                                     UNIF TRF MIN ACT-______Custodian (until age________)
                                                                      (Cust)
                                                                      ___________under Uniform Transfers
                                                                        (Minor)
                                                                      To Miners Act___________________
                                                                                        (State)

     Additional abbreviations may also be used through not in the above list

   FOR VALUE RECEIVED,____________________ hereby sell, assign, transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------
|                                         |
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________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

__________________________________________________________________________Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_______________________________
                                      X ________________________________________
                                      X ________________________________________
                                 NOTICE: THE  SIGNATURE  TO THIS ASSIGNMENT MUST
                                        CORRESPOND WITH  THE  NAME(S) AS WRITTEN
                                        UPON  THE FACE  OF  THE  CERTIFICATE  IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION  OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed



By________________________________________________
THE SIGNATURE(S) SHOULD BE AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 1745-45.